Exhibit 10.2.1

EXECUTION VERSION

AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Amendment to Purchase and Sale Agreement dated as of May 4, 2006 (this “Amendment”) is made and entered into by and among Duke Energy Americas, LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Seller”) and LS Power Generation, LLC, a Delaware limited liability company (formerly known as LSP Bay II Harbor Holding, LLC) (together with its successors and permitted assigns, “Buyer”), LSP Gen Finance Co, LLC, a Delaware limited liability company (together with its successors and permitted assigns, “LSP Gen Finance”), LSP South Bay Holdings, LLC, a Delaware limited liability company (together with its successors and permitted assigns, “LSP South Bay Holdings”), LSP Oakland Holdings, LLC, a Delaware limited liability company (together with its successors and permitted assigns, “LSP Oakland Holdings”), LSP Morro Bay Holdings, LLC, a Delaware limited liability company (together with its successors and permitted assigns, “LSP Morro Bay Holdings” and together with Buyer, LSP Gen Finance, LSP South Bay Holdings, LSP Oakland Holdings and Seller, the “Parties”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the PSA (as defined below).

RECITALS

A. Buyer and Seller entered into that certain Purchase and Sale Agreement dated as of January 8, 2006 (as amended, modified and supplemented, the “PSA”).

B. Buyer and Seller entered into that certain letter agreement dated as of February 15, 2006 relating to the financial assurance requirements of the California State Lands Commission (the “CSLC Bond Letter”).

C. Buyer and Seller entered into that certain letter agreement dated February 24, 2006 relating to the tolling agreement for Units 6 and 7 of the Moss Landing Project (the “Moss Landing Toll Letter”).

D. Buyer, LSP Gen Finance, LSP South Bay Holdings, LSP Oakland Holdings and LSP Morro Bay Holdings entered into that certain Assignment and Assumption Agreement dated as of March 21, 2006, pursuant to which certain of Buyer’s rights and obligations under the PSA were assigned to and assumed by LSP Gen Finance, LSP South Bay Holdings, LSP Oakland Holdings and LSP Morro Bay Holdings.

E. On or about April 17, 2006, the Griffith Project suffered a casualty loss event when, among other things, a steam turbine trip occurred resulting in damage to one of the Griffith Project’s steam turbines.

F. The Parties now desire to further amend the PSA to, among other things, (i) establish procedures for any payment of Restoration Costs from the Griffith Casualty Event, and (ii) make such other agreements as are set forth herein.

Now, therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

AMENDMENTS AND AGREEMENTS

1.1 Amendments to the PSA. The PSA is hereby amended as follows:

(a) Section 1 of the PSA is hereby amended to add the following new definition thereto in the appropriate alphabetical order:

“Designated Assignee” shall mean, with respect to each Contract listed on Schedule 1.1-AC, the entity set forth under the heading “Designated Assignee” with respect to such Contract.

“Griffith Casualty Event” means the casualty loss event suffered by the Griffith Project with respect to one of the steam turbines of such Project on or about April 17, 2006 as a result of, among other things, the tripping of such steam turbine.

“Griffith Subject Amount” means $5,000,000, which amount is not intended to be an estimate or approximation of the Griffith Repair Amount (which Griffith Repair Amount may be greater than, less than or equal to the Griffith Subject Amount).

“Griffith Repair Amount” means an amount equal to the difference between (a) the Griffith Restoration Amount and (b) any amounts paid through Adjusted Net Working Capital by or on behalf of Seller with respect to Restoration Costs relating to the Griffith Casualty Event.

“Griffith Restoration Amount” means the estimated Restoration Costs resulting from the Griffith Casualty Event.

“Griffith True-Up Amount” means an amount, which may be positive or negative, equal to the difference between the Griffith Repair Amount and the Griffith Subject Amount.

(b) The definition of “Parent Companies” in Section 1 of the PSA is hereby amended by deleting the following proviso from the definition:

“; and provided further that from and after the DEGM Restructuring, DEGM Holding Subsidiary shall be a Parent Company and DEGM shall cease to be a Parent Company”

(c) Section 2.1(d) of the PSA is hereby amended by replacing the words “one of the Project Companies,” in the first parenthetical with the words “Designated Assignee” and by replacing the words “Project Company” in each instance therein with the word “Designated Assignee”.

(d) Section 2.2(a) of the PSA is hereby amended by deleting the number “$1,631,000,000” and replacing it with the following:

“$1,598,500,000”

(e) Section 2.2 of the PSA is hereby amended by deleting the word “and” at the end of clause (c) thereof, changing the period at the end of clause (d) to “,”, and adding a new clause (e) at the end thereof as follows:

“(e) if the Griffith Repair Amount is greater than $2,500,000, minus the Griffith True-Up Amount.”

(f) Section 2.4(b) of the PSA is hereby amended by (i) replacing the words “one of the Project Companies,” with the words “Designated Assignee” and (ii) inserting the phrase “or in such other form as the Parties may agree” after the phrase “Exhibit B” therein.

(g) Section 2.5(a) of the PSA is hereby amended by adding the following new clause (iv) prior to the semicolon at the end thereof:

“, minus (iv) the Griffith Subject Amount”

(h) Article II of the PSA is hereby amended by adding a new Section 2.8 to the PSA as follows:

“Section 2.8. Griffith Repair Adjustment. (a) After the Closing Date, Seller and Buyer shall cooperate and provide each other access to their respective books, records and employees (and those of the Griffith Project) as are reasonably requested in connection with the matters addressed in this Section 2.8. The Designated Firm shall provide to Buyer and Seller the Griffith Restoration Amount, along with reasonable supporting information and calculations, no earlier than September 15, 2006 and no later than September 22, 2006. For purposes hereof, the “Designated Firm” means Pace Global Energy Services, LLC, unless either Buyer or Seller objects in writing to the selection of Pace Global Energy Services, LLC within 10 Business Days after the Closing, or, if there is an objection to Pace Global Services LLC pursuant hereto, then Black & Veatch; provided that if either Buyer or Seller objects in writing to the selection of Black & Veatch within 10 Business Days after an objection notice has been given in respect of Pace Global Energy Services, LLC, then the Designated Firm shall be a qualified firm reasonably acceptable to Buyer and Seller.

(b) If the Griffith Repair Amount (as determined by the above-referenced firm or as otherwise agreed by Buyer and Seller) is $2,500,000 or less, then Buyer shall pay Seller within 5 Business Days after such amounts are agreed by Buyer and Seller or determined by such firm, by wire transfer of immediately available funds to an account designated by Seller, the Griffith Subject Amount. If the Griffith Repair Amount is greater than $2,500,000 and the Griffith True-Up Amount is a negative number, then Buyer shall pay to Seller within 5 Business Days after such amounts are agreed by Buyer and Seller or determined by such firm, by wire transfer of immediately available funds to an account designated by Seller, the absolute value of the Griffith True-Up Amount. If the Griffith Repair Amount is greater than $2,500,000 and the Griffith True-Up Amount is a positive number, then Seller shall pay to Buyer within 5 Business Days after such amounts are agreed by Buyer and Seller or determined by such firm, by wire transfer of immediately available funds to an account designated by Buyer, the Griffith True-Up Amount.

(i) Section 4.13 of the PSA is hereby amended by adding a new clause (e) at the end thereof as follows:

“(e) Seller hereby represents and warrants to Buyer as of the Closing Date that Seller has disclosed all material Contracts relating to the calculation and determination of True-Up Payments (as such term is defined in the GE LTSAs).”

(j) Section 6.5(e)(iv)(A) of the PSA is hereby amended by the following at the end thereof:

“Notwithstanding anything to the contrary in this Agreement, any beneficiary of the Letter of Credit described in this Section 6.5(e)(iv)(A) may draw on such Letter of Credit in accordance with the drawing certificate relating thereto (x) in an amount not to exceed $2,000,000 in the aggregate with respect to the Corporate Guaranty for Closure and Post-Closure Care dated as of September 14, 2001, as amended, issued by Duke Capital Corporation (or its successors or assigns) for the benefit of Arizona Department of Environmental Quality (or its successor or assigns), and (y) in amount not to exceed $20,000,000 in the aggregate with respect to the Guaranty dated as of April 8, 2002, as amended, issued by Duke Energy North America, LLC (or its successors or assigns) in favor of the unions signatory to the Maintenance Labor Agreement (as amended) described as item 12 on Schedule 1.1-AC of the PSA; provided, however, if Duke Capital Corporation, Duke Energy North America, LLC or the applicable Affiliate thereof is fully and unconditionally released from its obligations under such guaranty, then from and after the date of such release none of Duke Capital Corporation, Duke Energy North America, LLC and any Affiliate thereof may draw on such Letter of Credit in connection with or for any event relating to such guaranty.”

(k) Section 6.5 of the PSA is hereby amended by adding a new clause (i) at the end thereof as follows:

“(i) From and after the Closing Date, Buyer shall use commercially reasonable efforts to effect as promptly as practicable the full defeasance of the Outstanding Bonds (as defined in the South Bay Indenture) in accordance with the South Bay Indenture, including Article IX of the South Bay Indenture.”

(l) Schedule 1.1-AC of the PSA is hereby replaced in its entirety with the version of Schedule 1.1-AC attached hereto as Exhibit A.

(m) Schedule 6.5(a) is hereby replaced in its entirety with the version of Schedule 6.5(a) attached hereto as Exhibit B.

1.2 GE LTSAs. Buyer and Seller hereby agree to the items set forth on Exhibit C.

1.3 Assigned Contracts. The rights and obligations of the Parties and their Affiliates with respect to the assignment of the Contract identified as item 6 on Schedule 1.1-AC shall be subject to the terms of the Prearranged Capacity Release Agreement dated as of April 12, 2006, between LS Power Generation, LLC, and Duke Energy Trading and Marketing, L.L.C. (the “El Paso Capacity Release Agreement”) and with respect to the Contract identified as item 10 on Schedule 1.1-AC shall be subject to the terms of the Prearranged Capacity Release Agreement dated as of March 29, 2006, between LS Power Generation, LLC, and Duke Energy Marketing America, LLC (the “Iroquois Capacity Release Agreement” and together with the “El Paso Capacity Release Agreement”, the “Capacity Release Agreements”).

(b) Notwithstanding anything in the PSA to the contrary, from and after the Closing, the Affiliate Contracts numbered 11, 12, 15, 16 and 17 on Schedule 1.1-AC shall be deemed Assigned Contracts for all purposes under the PSA.

1.4 Continuing Support Obligations. Notwithstanding anything in the PSA to the contrary, Seller hereby agrees that, as of the Closing Date, Buyer has fully complied with all of its obligations required to be performed by it on or prior to the Closing Date under Sections 6.5(b) and 6.5(c)(ii) of the PSA.

1.5 Letter of Credit Notification. Seller agrees to notify Buyer one Business Day prior to the delivery by Seller of a drawing certificate with respect to the Letter of Credit described in Section 6.5(e)(iv)(A) of the PSA.

ARTICLE II

MISCELLANEOUS

2.1 Effect on PSA. This amendment shall be deemed to be an amendment to the PSA, and the PSA, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the PSA therein or in any other document instrument or agreement shall hereafter be deemed to be references to the PSA as amended hereby. In the event of a conflict between the terms of the PSA and the terms of this Amendment, the terms of this Amendment shall control.

2.2 Construction and Other Provisions. The rules of construction in Section 1.2 of the PSA and the provisions of Articles X and Article XI of the PSA are incorporated herein by reference.

2.3 Headings. The headings used in this Amendment have been inserted for convenience of reference only and do not define or limit the provisions hereof.

2.4 Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.

2.5 Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any conflict or choice of law provision that would result in the imposition of another state’s Law.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officer of each Party as of the date first above written.

DUKE ENERGY AMERICAS, LLC

By:	/s/ Lon C. Mitchell, Jr.
Name:	Lon C. Mitchell, Jr.
Title:	Group Vice President, CFO & Treasurer

[Signature Page to Amendment to Purchase and Sale Agreement]

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LS POWER GENERATION, LLC

By:	/s/ James Bartlett
Name:	James Bartlett
Title:	Executive Vice President

Signature Page to Amendment to Purchase and Sale Agreement

LSP GEN FINANCE CO, LLC

By:	/s/ James Bartlett
Name:	James Bartlett
Title:	President

Signature Page to Amendment to Purchase and Sale Agreement

LSP SOUTH BAY HOLDING, LLC

By:	/s/ James Bartlett
Name:	James Bartlett
Title:	President

Signature Page to Amendment to Purchase and Sale Agreement

LSP OAKLAND HOLDINGS, LLC

By:	/s/ James Bartlett
Name:	James Bartlett
Title:	President

Signature Page to Amendment to Purchase and Sale Agreement

LSP MORRO BAY HOLDINGS, LLC

By:	/s/ James Bartlett
Name:	James Bartlett
Title:	President

Signature Page to Amendment to Purchase and Sale Agreement